                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                MCN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                MCN CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                                                      [MCN CORPORATION LOGO]

                   NOTICE OF 1996
                   ANNUAL MEETING
                              AND
                  PROXY STATEMENT

                                    CONTENTS

                                                                                        PAGE
                                                                                        ----
Letter from the Chairman.............................................................     3

Notice of 1996 Annual Meeting of Shareholders........................................     4

Proxy Statement......................................................................     5
* Proposal 1 -- Election of Directors                                                     5
  Committees of the MCN Board........................................................    11
  Beneficial Security Ownership of Directors, Nominees and Executive Officers........    12
  - Executive Stock Ownership Guidelines.............................................    13

  Compensation of Directors and Executive Officers...................................    13
  - Directors' Compensation..........................................................    13
  - Executives' Compensation.........................................................    14
  - Other Compensation Matters.......................................................    15

  Report of the Compensation Committee of The Board of Directors on Executive
     Compensation....................................................................    19
  Performance Graph..................................................................    24
* Proposal 2 -- Selection of Auditors................................................    25

Other Proxy Matters..................................................................    25

-------------------------

* Denotes items to be voted on at the meeting.

[MCN CORPORATION LOGO]

                 ALFRED R. GLANCY III              500 Griswold Street
                 Chairman, President and           Detroit, Michigan 48226
                 Chief Executive Officer

                 February 29, 1996

                 To our Shareholders:

                      You are cordially invited to attend the 1996 Annual
                 Meeting of Shareholders of MCN Corporation. This year's meeting will be held at the Company's headquarters in Detroit, Michigan on Thursday, April 25, 1996 at 1:00 p.m. Eastern Daylight Saving Time. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

                      If you plan to attend the Annual Meeting, please
                 mark the appropriate box on the proxy card to request an attendance card. WHETHER OR NOT YOU PLAN TO ATTEND, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                      Along with the other members of the Board of
                 Directors, I look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting.

                      Sincerely,

                      A. R. Glancy III

NOTICE OF MCN CORPORATION'S 1996 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

1:00 p.m., April 25, 1996
Guardian Building, 32nd Floor Auditorium
500 Griswold St.
Detroit, Michigan 48226
--------------------------------------------------------------------------------

February 29, 1996

To our Shareholders:

     MCN Corporation's 1996 Annual Meeting of shareholders will be held at the Company's headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold Street, Detroit, Michigan on Thursday, April 25, 1996 at 1:00 p.m., Eastern Daylight Saving Time. Shareholders will act on the following matters:

     (1) ELECTION OF THREE DIRECTORS TO SERVE FOR TERMS OF THREE YEARS AND ONE DIRECTOR TO SERVE FOR A TERM OF TWO YEARS;

     (2) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996; AND

     (3) TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS.

     Shareholders of record at the close of business on February 26, 1996 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOUR BOARD OF DIRECTORS URGES YOU TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

Daniel L. Schiffer

DANIEL L. SCHIFFER
Senior Vice President,
General Counsel and Secretary

                                  [MCN LOGO]



                                PROXY STATEMENT

     The Board of Directors of MCN Corporation (the "MCN Board") solicits your proxy for use at the Annual Meeting of Shareholders of MCN Corporation ("MCN" or the "Company") to be held on Thursday, April 25, 1996 at 1:00 p.m., and at any adjournments. This Proxy Statement and a proxy card are scheduled to be mailed to shareholders beginning on March 4, 1996.

     In the following pages, you will find information on your Board of Directors, both the candidates proposed for election and continuing Directors, and an additional proposal for ratification of the appointment of auditors to be voted upon at the Annual Meeting of Stockholders or any adjournment of that meeting. The information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote.

     As of February 26, 1996, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 66,776,428 outstanding shares of MCN common stock, $.01 par value ("MCN Common Stock"). Each outstanding share is entitled to one vote on all matters which may come before the Annual Meeting. To the best of the Company's knowledge, there are no beneficial owners of 5% or more of MCN Common Stock.

     You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by notifying the Secretary of MCN in writing before the proxy is exercised, or by delivering to the Secretary of MCN a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     The MCN Board consists of ten members divided into three classes, with the term of each director expiring at the Annual Meeting of MCN in the year indicated on the following pages. Generally, one-third of the MCN Board is elected each year.

     Unless otherwise instructed on the proxy card, the proxy holders intend to vote for the election of Stephen E. Ewing, Roger Fridholm and Helen O. Petrauskas to three-year terms as directors, and Bill M. Thompson to a two-year term. With the exception of Mr. Thompson, each of the nominees is a current member of the MCN Board and served the previous full term. Mr. Thompson is recommended for election to the MCN Board to fill the position vacated by Arthur
L. Johnson, who, in accordance with MCN's mandatory retirement policy for directors, will retire from the Board effective with the 1996 Annual Meeting. The MCN Board believes that, if elected, each nominee will be able and willing to serve. However, if any nominee should be unable or unwilling to serve as a director, the MCN Board may select a substitute nominee and, in that event, the proxy will be voted for the person so selected. The remaining six directors will continue to serve in accordance with their previous elections.

     Information concerning the three directors nominated for a term of three years, the director nominated for a term of two years, and the six continuing MCN Board members is set forth on pages 6 through 9.

   NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 1999
--------------------------------------------------------------------------------
                STEPHEN E. EWING, 52, DIRECTOR SINCE 1988
                Attendance: 100% of Board Meetings

                Mr. Ewing has been President of Michigan Consolidated Gas Company ("MichCon") since 1985, Chief Executive Officer since
  [PHOTO] September 1992 and Chief Operating Officer from 1985 to September 1992. He previously served as President and Chief Operating Officer of MCN from August 1988 to September 1992. Mr. Ewing has been a Director of MichCon since 1984.

                Mr. Ewing is the Senior Vice Chairman of the Greater Detroit Area Health Council and Vice Chairman of United Way Community
Services, also serving as Chairman of their Capital Fund Committee and member of their Community Leaders Council. He is past Chairman of the Metropolitan Affairs Corporation and the Midwest Gas Association. He is a board member of the Michigan First, Michigan Opera Theater, Oakwood Healthcare Systems, Inc. and the Skillman Foundation. Mr. Ewing is also a member of the Detroit Institute of Arts' Corporate Relations Committee, Leadership Detroit, and Boy Scouts of America's Detroit Area Advisory Council.
--------------------------------------------------------------------------------
                ROGER FRIDHOLM, 55, DIRECTOR SINCE 1988
                Attendance: 100% of Board and Committee Meetings

                Mr. Fridholm has been President of the St. Clair Group, a private investment company, since 1991. He has been Chairman of Ad Hoc Legal Resources, LLC since 1995 and in 1996 became
  [PHOTO] President of IPG Services Corporation, both of which are staff service companies. He previously served as President and Chief Executive Officer of Of Counsel, Enterprises, Inc. from February through July 1994 and as Senior Vice President of Corporate Development of Kelly Services, Inc. from March 1992 through
January 1994. He was President and Chief Operating Officer of The Stroh Brewery Company from 1979 to 1991.

Mr. Fridholm serves as a Director of The Stroh Brewery Company, Comerica Bank-Detroit, and the Dana Corporation. He is also a Trustee of the Henry Ford Health System and member of the Quality Committee.
--------------------------------------------------------------------------------
                HELEN O. PETRAUSKAS, 52, DIRECTOR SINCE 1990
                Attendance: 85% of Board and Committee Meetings

                Ms. Petrauskas has been Vice President for Environmental and Safety Engineering with Ford Motor Company since 1983.
   [PHOTO]
                Ms. Petrauskas is a Director of The Sherwin-Williams Company and the International Institute of Detroit and a member of the Society of Automotive Engineers. Ms. Petrauskas is also on the Advisory Boards of the Center for Risk Analysis, Harvard School of Public Health, and Resources for the Future in Washington, D.C.

      NOMINEE FOR ELECTION AS DIRECTOR FOR TWO-YEAR TERM TO EXPIRE IN 1998
--------------------------------------------------------------------------------

                BILL M. THOMPSON, 63

                Mr. Thompson retired from Phillips Petroleum Company in December, 1992 after 38 years of service. He was Chairman of the Board, President and Chief Executive Officer of GPM Gas
  [PHOTO] Corporation, a wholly owned subsidiary of Phillips Petroleum Company, from February 1992 until December 1992. He had been Vice Chairman of Phillips Petroleum Company from his election in December 1991 until February 1992. Prior to that, he was Executive Vice President of Phillips' downstream operations from September 1988 until December 1991. He was elected a member of the Board of Directors in 1988.

Mr. Thompson serves on the Board of Directors of Noble Drilling Corporation, The University of Texas College of Engineering Foundation Advisory Council, Chapelwood United Methodist Church in Houston, Texas and Country Club of the Rockies in Edwards, Colorado. He is a past member of the Board of Directors of the American Petroleum Institute, The National Association of Manufacturers, and The Chemical Manufacturers Association.

     THE MCN BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEPHEN E. EWING, ROGER FRIDHOLM, HELEN O. PETRAUSKAS AND BILL M. THOMPSON TO THE BOARD OF DIRECTORS.

                CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1997
--------------------------------------------------------------------------------
                ALFRED R. GLANCY III, 58, DIRECTOR SINCE 1988
                Attendance: 100% of Board Meetings

                Mr. Glancy has been Chairman and Chief Executive Officer of MCN
   [PHOTO] since August 1988 and President since September 1992. He has been Chairman of MCN Investment Corporation ("MCNIC") since 1988. Mr. Glancy has been Chairman of MichCon since 1984 and served as its Chief Executive Officer from 1984 until September 1992. He has been a Director of MichCon since 1981.

Mr. Glancy is Chairman of Detroit Renaissance, Inc., Detroit Symphony Orchestra Hall, Inc., and past Chairman of The Detroit Medical Center. He is a Trustee of the Founders Society of the Detroit Institute of Arts. He is also a Director of United Way Community Services, Detroit Economic Growth Corporation, Community Foundation for Southeastern Michigan, MLX Corp., NBD Bank Michigan, New Detroit, Inc., Citizens Research Council of Michigan, Greater Detroit Chamber of Commerce, Karmanos Cancer Institute and the Hudson-Webber Foundation. He is Vice Chairman of UNICO Investment in Seattle, Washington.

--------------------------------------------------------------------------------
                FRANK M. HENNESSEY, 57, DIRECTOR SINCE 1988
                Attendance: 100% of Board and Committee Meetings

                Mr. Hennessey became Executive Vice President of Masco Corporation in September 1995, as well as CEO and Chairman of
  [PHOTO] Emco Limited, a leading Canadian manufacturer and distributor of plumbing-related products, roofing and other building products. He was previously Vice President for Strategic Planning at Masco Corporation, and President, Chief Executive Officer and Director of Emco Limited from December 1990 through August 1995. In addition, Mr. Hennessey is the former President, Chief Executive
Officer and Director of the Handleman Company, having served as President and Director from 1981 to December 1989 and Chief Executive Officer from March 1988 to December 1989.

Mr. Hennessey is a Trustee and Committee Member of the Hudson-Webber Foundation and a Director of New Detroit, Inc. He is a Director and Member of the Finance Committee of United Way Community Services, and Trustee of the Citizens Research Council of Michigan as well as a member of the Board and Treasurer of the Greater Detroit and Windsor Japan American Society. He also served as a Director of Habitat for Humanity, Canada in 1995.

--------------------------------------------------------------------------------
                HOWARD F. SIMS, 62, DIRECTOR SINCE 1988
                Attendance: 100% of Board and Committee Meetings

                Mr. Sims is Chairman and Chief Executive Officer of Sims-Varner
 [PHOTO] & Associates, Inc., an architecture, engineering and planning firm, and has been a practicing architect since 1963.

                Mr. Sims is a Director of Comerica Incorporated, NICO Ventures, Citizens Research Council of Michigan, Greater Detroit Area Health Council, Detroit Economic Growth Corporation and United
Way Community Services. He is a Trustee of the Kellogg Foundation, Karmanos Cancer Institute, Oakland University and WTVS. Mr. Sims is a member of the Executive Board of the Detroit Area Council, Boy Scouts of America.

                CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1998
--------------------------------------------------------------------------------
                THOMAS H. JEFFS II, 57, DIRECTOR SINCE 1991
                Attendance: 82% of Board and Committee Meetings

                Mr. Jeffs assumed his current duties as Vice Chairman of First
   [PHOTO] Chicago NBD Corporation and First National Bank of Chicago in December 1995. Mr. Jeffs has been President and Chief Operating Officer of its subsidiary, NBD Bank Michigan, since January 1994. He previously served as Vice Chairman of NBD Bancorp, Inc. and NBD Bank from 1985 through December 1993. Mr. Jeffs is a Director of NBD Bank Michigan.

He is a Director of New Detroit, Inc. and The Economic Club of Detroit. Mr. Jeffs serves as Vice Chairman and a member of the Executive Committee of the Detroit Symphony Orchestra Hall, Inc., and Vice Chairman of the Greater Detroit Chamber of Commerce. He is a Trustee of the Founders Society of the Detroit Institute of Arts. Mr. Jeffs is a member of the Visiting Committee of the University of Michigan, School of Business Administration and The Bankers' Roundtable.

--------------------------------------------------------------------------------
                DALE A. JOHNSON, 58, DIRECTOR SINCE 1992
                Attendance: 100% of Board and Committee Meetings

                Mr. Johnson retired after serving as Chairman and Chief Executive Officer of SPX Corporation from 1991 through June
   [PHOTO] 1995. He was President and Chief Executive Officer of SPX Corporation from 1990 to 1991, and its President and Chief Operating Officer from 1988 to 1990. SPX Corporation designs, manufactures and markets specialty service tools and engineered components for the global motor vehicle industry.

Mr. Johnson is a Director of Douglas & Lomason Company and past Chairman of the Motor Equipment Manufacturing Association and the Michigan Manufacturing Association.

--------------------------------------------------------------------------------
                WILLIAM K. MCCRACKIN, 62, DIRECTOR SINCE 1988
                Attendance: 100% of Board Meetings

                Mr. McCrackin has been Vice Chairman and Chief Financial Officer of MCN since August 1988 and Treasurer from August 1988 to
   [PHOTO] September 1992. Mr. McCrackin served as Vice Chairman of MichCon from 1986 until September 1992 and as Chief Financial Officer of MichCon from 1985 until September 1992. He has been a Director of MCNIC since 1988 and a Director of MichCon since 1984.

                Mr. McCrackin is Chairman of the Detroit Science Center. He is a Director and Vice Chairman of Junior Achievement of Southeastern
Michigan. Mr. McCrackin is also a Director of the Greater Detroit Capital Corporation, Mercy Health Services, and a member of the Finance Committee of United Way Community Services.

                               RETIRING DIRECTOR
--------------------------------------------------------------------------------
                ARTHUR L. JOHNSON

  [PHOTO] Mr. Arthur L. Johnson will retire from the MCN Board effective with the 1996 Annual Meeting. MCN Corporation wishes to express its appreciation to Mr. Johnson for his contributions during years of dedicated service as a director of MCN.

COMMITTEES OF THE MCN BOARD

     The MCN Board held eight regular meetings during 1995. A majority of directors attended all meetings of the Board. The MCN Board has the following standing committees. Committee membership as of the record date of February 26, 1996 is identified below.

AUDIT COMMITTEE

Frank M. Hennessey, Chairman
Roger Fridholm
Arthur L. Johnson
Helen O. Petrauskas

- Recommends the selection of the Company's independent auditors;
- Reviews the scope of audit procedures, the results of the respective audits, and recommendations to management;
- Reviews auditors' fees, annual financial statements, adequacy of internal audit procedures and results of those procedures; and
- Reviews MCN's policies relating to business conduct.

3 meetings in 1995

COMPENSATION COMMITTEE

Dale A. Johnson, Chairman
Thomas H. Jeffs II
Helen O. Petrauskas

- Reviews and recommends to the MCN Board salary and incentive compensation for officers of MCN, MichCon and MCNIC; and
- Reviews the salary policies for other officers, management and supervisory personnel.

2 meetings in 1995

FINANCE COMMITTEE

Roger Fridholm, Chairman
Frank M. Hennessey
Dale A. Johnson
Howard F. Sims

Reviews and makes recommendations to the MCN Board regarding:
- Financial plans;
- Timing and amount of securities to be issued; and
- Investment policies of the trusteed benefit plans and other corporate funds.

2 meetings in 1995

CORPORATE RESPONSIBILITY COMMITTEE

Howard F. Sims, Chairman
Thomas H. Jeffs II
Arthur L. Johnson

- Consults with management regarding corporate contributions and contributions from the MichCon Foundation;
- Reviews and recommends to the MCN Board an annual corporate contribution budget; and
- Reviews programs to assure that MCN and its subsidiaries carry out their respective corporate responsibilities on a broad basis in an effective and efficient manner.

1 meeting in 1995

  BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table includes MCN Common Stock and stock-based holdings, as of February 26, 1996, of the Company's chief executive officer and its four most highly-compensated executive officers in 1995 (collectively, the "Named Executive Officers") and its directors and nominees.
--------------------------------------------------------------------------------

                  COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS
--------------------------------------------------------------------------------

                                                       COMMON STOCK
                                                         OWNERSHIP
                                                   ---------------------        STOCK
                      NAME                         AMOUNT(1)     PERCENT    EQUIVALENTS(2)     TOTAL
------------------------------------------------   ---------     -------    --------------    -------
Alfred R. Glancy III............................    269,670(3)      .4%         181,295       450,965
Rai P. K. Bhargava..............................     49,013(3)      .1%          48,430        97,443
Stephen E. Ewing................................     40,002(3)      .1%          74,590       114,592
William K. McCrackin............................     41,345(3)      .1%          64,269       105,614
Daniel L. Schiffer..............................     24,491(3)       *           26,630        51,121
Roger Fridholm..................................     10,900(4)       *               --        10,900
Frank M. Hennessey..............................      9,842          *               --         9,842
Thomas H. Jeffs II..............................      3,600          *               --         3,600
Arthur L. Johnson...............................      1,706          *               --         1,706
Dale A. Johnson.................................      4,457          *               --         4,457
Helen O. Petrauskas.............................      1,515          *               --         1,515
Howard F. Sims..................................      2,571          *               --         2,571
Bill M. Thompson................................      1,000          *               --         1,000
Directors, nominees and executive officers
as a group......................................    460,112         .7%         395,214       855,326

-------------------------
* Less than 0.1%

(1) This column lists voting securities, including shares of restricted stock in which the beneficial owners have voting power but do not have investment power until the shares vest. In many instances, voting power and investment power are shared with another as joint tenants.

(2) This column includes the non-voting common stock equivalents, such as performance units and deferred stock units under the MCN Corporation Mandatory Deferred Compensation Plan.

(3) Includes shares held in the MichCon Savings and Stock Ownership Plan (the "Savings Plan"). The beneficial owners of the shares have sole voting power on all shares. Beneficial owners have investment power on all shares except those purchased by MCN and held as restricted under provisions of the Savings Plan.

(4) Includes 3,100 shares held in the St. Clair Charitable Trust, of which Roger Fridholm is a Trustee. Mr. Fridholm has shared voting and investment power on these shares.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

     In 1995, the Compensation Committee of the MCN Board approved stock ownership guidelines for all executives and external directors to formalize its policy of encouraging share ownership by officers and directors. The guidelines require the Chairman & CEO to own stock with a value at least five times annual salary. Other executive and director stock ownership guidelines range from one to three times salary or retainer fee, depending on their level, with the expectation that the shares required to at least minimally meet the guidelines will be acquired over a period of five years from when an individual becomes subject to such guidelines. At February 26, 1996, 83% of the Named Executive Officers and directors meet or exceed the guidelines. The comparable percentage for all MCN, MichCon and MCNIC officers and directors is 91%. The average stockholdings at February 26, 1996 for the Named Executive Officers and directors as a multiple of salary or retainer fee is 8.0 times. The comparable relationship for all MCN, MichCon and MCNIC officers and directors is 6.1 times at February 26, 1996.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

     Officers of MCN or its subsidiaries who serve on the MCN Board do not receive any additional compensation for service as directors. However, directors of MCN who are not employees of MCN or its subsidiaries ("Non-officer Directors") receive an annual fee of $18,000. In addition, MCN's Non-officer Directors receive 400 restricted shares of MCN Common Stock annually. Non-officer Directors are also paid a fee of $750 for attendance at each MCN Board and committee meeting. In 1996 MCN increased the number of regularly scheduled Board meetings from eight to ten. Non-officer Directors are eligible to participate in a plan which provides for deferral of all or part of their annual fee, with interest accrued on amounts deferred. The deferral plan also includes a pre-retirement survivor benefit which provides the participant's beneficiary with a payment equal to the present value of any deferrals that would have been made prior to normal retirement. It is anticipated that future increases in Non-officer Director compensation will be primarily through additional restricted shares of MCN Common Stock.

     Non-officer Directors also participate in the Supplemental Death Benefit and Retirement Income Plan. Under the plan, if a Non-officer Director dies while in office, the director's surviving spouse is entitled to a lump-sum payment of $100,000. This plan also provides that in the event a Non-officer Director holds office until reaching age 65 and thereafter ceases to hold office, the director can elect to receive either (i) a supplemental retirement benefit of $10,000 annually for each of the ten years following the date the director ceased to hold office, or (ii) a postretirement death benefit of $100,000 payable solely to the director's surviving spouse upon the director's death.

EXECUTIVES' COMPENSATION

     The following table sets forth the aggregate compensation paid or awarded for performance from 1993 through 1995 to the Named Executive Officers of MCN.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                           LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION(1)     ------------------------------
                                                                       RESTRICTED                         ALL OTHER
                                           ------------------------       STOCK            LTIP          COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)(2)    AWARD($)(3)    PAYOUT($)(1)(4)       ($)(5)
---------------------------------  ----    ---------    -----------    -----------    ---------------    ------------
A. R. GLANCY III.................  1995     543,750       500,000             --         1,504,800          32,625
  Chairman, President, & Chief     1994     445,000       268,000             --                --          26,700
  Executive Officer                1993     430,000       166,900             --                --          22,933
S. E. EWING......................  1995     322,500       170,000             --           940,500          17,738
  President & Chief                1994     319,375       112,000             --                --          15,969
  Executive Officer, MichCon       1993     310,000       104,900             --                --          15,500
W. K. MCCRACKIN..................  1995     282,500       175,000             --           808,830          16,950
  Vice Chairman &                  1994     280,625       130,000             --                --          16,837
  Chief Financial Officer          1993     275,000        91,500             --                --          14,666
R. P. K. BHARGAVA................  1995     227,500       260,000        379,022           413,820          10,375
  President & Chief                1994     190,000       175,000             --                --           8,750
  Executive Officer, MCNIC         1993     164,000        61,000             --                --           7,721
D. L. SCHIFFER...................  1995     195,575        90,000             --           376,200           9,629
  Senior Vice President,           1994     165,525        65,000             --                --           8,712
  General Counsel & Secretary      1993     158,650        44,400             --                --           7,901

-------------------------
(1) Includes amounts received or deferred.

(2) Amounts under the MCN Corporation Annual Performance Plan are shown for the year upon which performance is measured. They are paid in February or March of the subsequent year.

(3) The following table reflects the aggregate restricted stock holdings, from previous years' awards under the MCN Corporation Stock Incentive Plan, for the Named Executive Officers, the value of the aggregate shares as of the date of grant and as of December 31, 1995, and the number of shares that vested in 1995. Beginning with the 1992 performance year, the Company revised its Stock Incentive Plan replacing restricted stock awards with performance units. The Company currently has no plans to issue additional restricted stock other than that issued to Mr. Bhargava under the Special Retention Agreement described on page 16. The table below does not include the performance units awarded under the MCN Corporation Long-Term Incentive Performance Unit Plan ("Performance Unit Plan") described on page 21.

                                                NON-VESTED SHARES AT
                                                  DECEMBER 31, 1995
                                        -------------------------------------
                                                     VALUE --      VALUE --      SHARES(#)
                                        AGGREGATE    DATE OF     DECEMBER 31,     VESTED
                                        SHARES(#)    GRANT($)      1995($)        IN 1995
                                        ---------    --------    ------------    ---------
     A. R. Glancy III.................    20,000     219,375         465,000       19,000
     S. E. Ewing......................    14,000     153,563         325,500       13,300
     W. K. McCrackin..................    13,200     144,788         306,900       12,540
     R. P. K. Bhargava................     4,000      43,875          93,000        3,800
     D. L. Schiffer...................     4,000      43,875          93,000        3,800
     Executive officers as a group....    55,200     605,476       1,283,400       52,440

(4) Amounts shown in this column represent the dollar value of payouts of the 1993 awards pursuant to the Performance Unit Plan based upon performance for the 6 year period 1990 through 1995. See page 21 for a detailed description of the plan.

(5) Amounts shown in this column represent the Company's contributions to defined contribution plans.

     Beginning with the 1992 performance year, the Company adopted a Performance Unit Plan pursuant to the Stock Incentive Plan approved by its shareholders. Performance units are granted in February subsequent to the three year period upon which performance is measured. Performance units granted February 22, 1996 for the 1993 to 1995 performance period to the Named Executive Officers are indicated in the table below.
--------------------------------------------------------------------------------

              LONG-TERM INCENTIVE PLAN -- AWARDS FOR THE YEAR 1995
--------------------------------------------------------------------------------

                                                PERFORMANCE
                                                 OR OTHER      ESTIMATED FUTURE PAYOUTS UNDER
                                                  PERIOD        NON-STOCK PRICE-BASED PLANS
                                                   UNTIL       ------------------------------
                                   NUMBER OF    MATURATION     THRESHOLD    TARGET    MAXIMUM
                   NAME            UNITS(#)      OR PAYOUT        (#)        (#)        (#)
          ----------------------   ---------    -----------    ---------    ------    -------
          A. R. Glancy III......     36,368       3 years          0        36,368    72,736
          S. E. Ewing...........     15,600       3 years          0        15,600    31,200
          W. K. McCrackin.......     13,650       3 years          0        13,650    27,300
          R. P. K. Bhargava.....     14,430       3 years          0        14,430    28,860
          D. L. Schiffer........      6,630       3 years          0         6,630    13,260

Each performance unit is equivalent to a share of MCN Common Stock. The number of performance units initially granted is based on MCN's total shareholder return for the previous three years compared to the total shareholder return for a group of peer companies (identified in the Compensation Committee Report on page 22) over the same period. Once initially granted, regular dividend equivalents are paid on performance units. The initial grants are adjusted upward or downward after a three year period based on MCN's total shareholder return for this subsequent period compared to the total shareholder return for a group of peer companies over the same period. (See the discussion of peer groups and award periods on page 22.) The final award, which is expected to be paid 50% in cash and 50% in MCN Common Stock, will range from zero to 200% of the initial grant and the stock must be held, except for extraordinary circumstances, so long as the recipient is employed by the Company. Final awards are included as Long-Term Incentive Payouts in the Summary Compensation Table on page 14 in the year they are paid out.

OTHER COMPENSATION MATTERS

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     MCN has entered into Change of Control Employment Agreements with its Named Executive Officers and certain other officers of MCN and its two principal subsidiaries. Change of control is defined in the agreements as any of the following: (1) the acquisition of beneficial ownership of 20% or more of the outstanding voting securities of the Company, (2) the appointment or election of new directors to the Company's Board which causes the existing directors to no longer constitute at least a majority of the Company's Board, (3) a reorganization, merger or consolidation in which the beneficial owners of the outstanding voting securities have a beneficial interest of less than 60% of the common stock or outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation, or (4) a complete liquidation or dissolution of the Company. The agreements generally have a term of three years beginning with the change of control, obligate the officer to continue to serve MCN in the officer's then current capacity, require MCN to compensate the officer in an amount at least equal to the officer's base salary plus the average annual bonus paid to the officer during the preceding three years and provide for the vesting of various unfunded benefits. These unfunded benefits include the Supplemental Retirement Plan discussed on page 17, the Supplemental Death Benefit and Retirement Income Plan discussed on page 17 and the Supplemental Savings Plan, which permits certain key executives to defer income and be credited with matching contributions to the extent that would otherwise be permitted under the Savings Plan but for limitations imposed by Federal tax law on tax-qualified savings plans. The agreements also provide for the grossed-up payment of any Federal excise taxes due from the executive as a result of any payments received under the agreement and provide three years of continued participation in MCN's benefit and retirement programs. MCN's obligations to the officer, including the obligation to pay base salary and any bonuses, can only be extinguished if the officer's employment is terminated by MCN for "good cause" or by the officer without "good reason" both as defined in the agreements, or by death or disability.

SPECIAL RETENTION AGREEMENT

     Early in 1995, the MCN Board authorized an eight year retention agreement with Mr. Bhargava, the President and Chief Executive Officer of MCNIC. Mr. Bhargava is the executive officer who is expected to manage and grow the Company's diversified business ("Diversified Energy") in order to produce a significant portion of the growth in shareholder value inherent in the Company's strategic direction. The retention agreement is intended to encourage the attainment of short-term and long-term financial goals and discourage alternative offers of employment. Recognizing the entrepreneurial nature of the Diversified Energy group, the agreement is also intended to provide Mr. Bhargava with the economic equivalent of an equity stake in its affairs.

     Specifically, Mr. Bhargava will receive annual restricted stock awards equivalent to 5% of the net income of MCNIC that is in excess of the threshold return on equity ("ROE"), but less than the target ROE, plus 3% of net income in excess of the target ROE. If earnings are below the threshold ROE levels, then no award is paid. In 1995, the threshold and target ROE levels were 11% and 14%, respectively. For 1996 and thereafter the threshold and target levels will be 12% and 15%, respectively. Annual awards are limited to 1.5% of net income and total awards payable under the agreement are limited to $4,000,000, subject to increase at the discretion of the MCN Board. Dividends will be paid on the shares of restricted stock awarded and the shares will vest on December 31, 2002, the end of the contract term.

     The awards of restricted stock are generally forfeitable if Mr. Bhargava leaves the Company prior to the end of the contract term. The restricted shares awarded immediately vest under specified circumstances, including Mr. Bhargava's death, permanent disability, or involuntary termination without cause.

INDEBTEDNESS OF MANAGEMENT

     In order to encourage executives to maintain their holdings in shares purchased under the MCN Stock Option Plan, which was replaced by the MCN Stock Incentive Plan in May 1989, the Company provided loans at an interest rate in accordance with IRS guidelines based on the market yield of U.S. short-term marketable securities. Pursuant to this provision, Mr. Glancy initiated a loan in 1992 at an interest rate of 4.43%, which was renewed in 1995 at the then current interest rate of 5.65%. The loan covered a maximum outstanding amount of $1,060,621, including interest, during 1995. A balance of $950,066, including interest, was outstanding as of December 31, 1995. The loan is secured by 169,628 shares of MCN Common Stock with a year-end market value of $3,943,851.

RETIREMENT PLANS
--------------------------------------------------------------------------------

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                            ANNUAL RETIREMENT BENEFIT FOR YEARS OF SERVICE
                                 --------------------------------------------------------------------
 FINAL AVERAGE                      15          20          25          30          35          40
ANNUAL EARNINGS                   YEARS       YEARS       YEARS       YEARS       YEARS       YEARS
---------------                  --------    --------    --------    --------    --------    --------
  $150,000....................   $ 41,000    $ 54,700    $ 68,400    $ 82,100    $ 95,700    $105,700
   200,000....................     54,800      73,000      91,300     109,500     127,800     141,000
   250,000....................     68,500      91,300     114,100     137,000     159,800     176,400
   300,000....................     82,200     109,600     137,000     164,400     191,800     211,700
   350,000....................     95,900     127,900     159,900     191,900     223,800     247,100
   400,000....................    109,700     146,200     182,800     219,300     255,900     282,400
   450,000....................    123,400     164,500     205,600     246,800     287,900     317,800
   500,000....................    137,100     182,800     228,500     274,200     319,900     353,100
   550,000....................    181,300     241,800     276,100     301,600     351,900     388,500
   600,000....................    197,800     263,800     301,300     329,100     383,900     423,800

     RETIREMENT PLANS. All salaried employees of MCN and certain of its subsidiaries (the "Participating Companies") participate in a noncontributory, defined benefit retirement plan (the "Retirement Plan"). Under the Retirement Plan, the monthly pension at normal retirement (age 65) is calculated using a formula providing a single life monthly benefit equal to (1) 1.33% of final average monthly earnings multiplied by the number of total years of credited service with the Participating Companies; plus (2) 0.5% of final average monthly earnings which exceed a 35 year average social security wage base multiplied by the number of years of credited service up to 35 years. Early retirement benefits (at a reduced benefit if such retirement is before the participant attains age 62) are permitted under the plan, (1) on or after the date a participant attains age 55, if the participant's age plus years of credited service (as defined in the plan) equals or exceeds 70, or (2) when the participant has attained 30 years of credited service. An employee's final average monthly earnings is defined as his or her highest average monthly earnings for a consecutive 60-month period during the participant's last 15 years of employment. Average monthly earnings are calculated based on an individual's base salary only. An employee is not vested under the Retirement Plan until he or she has completed five years of credited service or has attained age 65.

     The Supplemental Retirement Plan is also maintained which provides for the payment of benefits that would otherwise be payable under the Retirement Plan but for limitations imposed by Federal tax law on benefits paid by qualified plans.

     The table above illustrates the total estimated annual normal retirement pension benefits including the Supplemental Retirement Plan amounts, if applicable, that will be payable upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classifications. Retirement benefits are not subject to any deduction for social security or other offset amounts. The table does not reflect any reductions in retirement benefits that would result from the selection of one of various available survivorship options or the election to retire prior to age 62. Benefit amounts are computed on a straight life annuity basis.

     As of December 31, 1995, the credited years of service (rounded to the nearest whole year) for the Named Executive Officers are as follows: Mr. Glancy, 33 years; Mr. Ewing, 24 years; Mr. McCrackin, 40 years; Mr. Bhargava, 21 years and Mr. Schiffer, 19 years.

     SUPPLEMENTAL DEATH BENEFIT AND RETIREMENT INCOME PLAN. The Company's Named Executive Officers and certain other officers of the Participating Companies currently participate in a Supplemental Death Benefit and Retirement Income Plan. Under this plan, the pre-retirement death benefits payable to an employee's surviving spouse are 50% of the employee's final salary until such time as the employee would have reached age 65; thereafter, payments are 20% of salary until the employee would have reached age 75. At retirement an employee may elect to receive (1) annual supplemental retirement income equal to 20% of the employee's final annual salary payable for a period of ten years after age 62; or (2) other available post retirement benefits which are actuarially equivalent to the ten-year payment option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Dale A. Johnson, Mr. Thomas H. Jeffs II and Ms. Helen O. Petrauskas serve on the Compensation Committee of MCN. Mr. Jeffs is an executive officer of NBD Bank Michigan. Mr. Alfred R. Glancy III, Chairman, President and Chief Executive Officer of MCN, serves as a Director of NBD Bank Michigan.

     MCN prohibits an officer-director of MCN from serving on the compensation committee of an unaffiliated corporation if an officer-director of the unaffiliated corporation serves on the MCN Compensation Committee. Also, no director of MCN can serve on the MCN Compensation Committee if he or she is an officer-director of an unaffiliated corporation on whose Compensation Committee one or more officer-directors of MCN serve. Mr. Jeffs' service on the MCN Compensation Committee and Mr. Glancy's service as a Director of NBD Bank Michigan, are consistent with the MCN policy.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") establishes MCN's strategic compensation objectives. The Committee then monitors and evaluates the design and effectiveness of MCN's executive pay programs against those objectives. Under Committee review, MCN's executive compensation programs are administered to link executive pay with MCN's strategic direction and business objectives. As the company continues its transition from a utility to a diversified energy company, the Committee felt it was necessary to identify three separate sets of comparable companies for compensation purposes to better match the three distinct business environments of MichCon, MCNIC, and MCN.

OBJECTIVE:

     The primary and overriding objective is to provide a total compensation package that allows MCN to attract, retain and motivate executive employees. In doing so,

     - MCN establishes total compensation opportunity (base salary, annual incentive, and long-term incentive) at competitive levels.

            +Base salary levels are generally set between the 40th and 65th percentile for each individual position within the three distinct sets of comparable companies.

            +Total cash compensation (base salary and annual incentive) is targeted for the 65th percentile with the opportunity to exceed that level when warranted by company and individual performance. Company performance is measured against established financial and operating targets.

            +Long-term incentives are also targeted for the 65th percentile with the opportunity to exceed that level when MCN performance warrants. Performance is defined in terms of total shareholder return relative to a peer group of companies for establishing the level of long-term incentives granted.

METHODOLOGY:

     The traditional methodology used to determine market competitiveness is an annual survey of comparable companies as well as analysis of national and industry executive compensation data.

     - Performance, both Company and individual, drive total compensation levels.

            +The relationship of an executive's current salary in relation to the specific marketplace data, along with an assessment of the individual's performance against a set of objectives, determines base pay increases.

            +Annual incentives relate to attaining financial, operating, and individual objectives.

            +Long-term incentives relate to creating shareholder value.

     - Variable ("incentive") compensation opportunity is set at levels to put a significant percentage of executive compensation at risk relative to Company performance, thus linking executive and shareholder interests. Current programs put approximately 57% of Chairman & CEO's compensation at-risk.

     - Program design encourages and increases stock ownership by executives to better align their interests with those of shareholders. Currently, any final awards under the long-term incentive plan are to be paid out 50% in stock with a requirement, except for extraordinary circumstances, that the executives retain ownership while employed by the Company or any of its affiliates.

     - All components of executive compensation programs are communicated to participating executives to insure they understand the opportunity (and the risks) available based on performance, thus increasing the motivational impact of the plans.

ROLE OF THE COMMITTEE:

     The Committee makes recommendations to the Board of Directors on the compensation levels of all officers of MCN, MCNIC, and MichCon and reviews the aggregate recommendations for base pay, annual incentive awards and long-term incentive awards for the other senior executives of the Company. In addition, the Committee has oversight responsibility for all the Company's compensation programs to ensure that they are aligned with the strategic direction and objectives of the Company.

     In fulfilling these responsibilities, the Committee utilizes the Company's internal compensation function and outside consultants to research and summarize pay and incentive practices of comparable companies, industry averages and other benchmarks. This year, the Committee through MCN's executive compensation staff, again utilized Hewitt Associates to assist in this process.

SPECIFIC DISCUSSION ON THE COMPONENTS OF EXECUTIVE COMPENSATION:

     The components of an MCN executive's direct compensation consist of base salary, short-term incentives, and long-term incentives. These are discussed below:

          BASE SALARY -- The base salary of an executive is established when entering the position based on the individual's experience in relation to external market comparisons for that position. Annually, each executive's salary is reviewed relative to the specific marketplace data and adjustments are made with consideration of the individual's level of performance.

          For 1996 the Committee found, using the market data developed by Hewitt Associates, that Mr. Glancy's base salary was at the 51st percentile of the diversified energy company market. Therefore, the Committee determined not to increase the base salary of Mr. Glancy. Four additional MCN, MichCon, and MCNIC officers did not receive increases in base salary for 1996. Twenty-two other MCN, MichCon, and MCNIC officers did receive base salary increases for 1996 based on the same market data.

          The Committee, in developing these recommendations, reviewed not only the market for these increases, but also considered the scope and role of the executive within the organization. In addition, the Committee factored in the executives' contribution and results. Finally, the Committee reviewed the base salary and incentive compensation to total compensation levels in the marketplace.

          SHORT-TERM INCENTIVES ("THE ANNUAL PERFORMANCE PLAN") -- Payout under the Company's annual performance plan is based on the performance of the Company and the individual executive's performance, as measured against goals established by the Committee prior to the start of the fiscal year.

          In 1995, the measures of Company performance used in determining annual incentive awards were as follows:

         - For MichCon executives, the achievement of combined financial and operating goals. Specifically for 1995:

             Return on Equity -- weighted 70%.

             Customer Satisfaction -- weighted 20% (measured through point-of-service survey).

             Employee Satisfaction -- weighted 10% (measured through an annual employee survey).

         - for MCNIC, the achievement of targeted return on equity.

         - for MCN, the weighted combination of MichCon and MCNIC results. Weighting is determined annually by the Committee prior to the start of the fiscal year. For 1995 the weighting was 70% MichCon and 30% MCNIC for most MCN employees and 75% MCNIC and 25% MichCon for those MCN employees who devote a large majority of their time directly supporting MCNIC. For 1996 the weighting has been established at 60% MichCon and 40% MCNIC based on the expected financial contribution by each company in the coming years. The weighting for MCNIC support employees was not changed.

          In 1995, the target award opportunity for the Chairman & CEO was 55% of base salary. Target awards for the 100 other executives ranged from 15% to 50%. The adjusted award could be more or less than the target award depending on the achievement of the Company's performance measures discussed above. Actual payout of the award is based on individual performance and may vary from 0% to 125% of the adjusted award amount. Individual performance is measured using a combination of sources including:

         - the performance appraisal to measure specific accomplishments and results, and

         - leadership abilities and the executive's fiscal responsibility.

          MichCon's performance in 1995, using the above measures, resulted in an adjusted incentive award fund equal to 116% of the target payout. MCNIC's performance in 1995, using the above measure, resulted in an adjusted incentive award fund equal to 186% of the target payout. The weighted performance of these two MCN subsidiaries resulted in an MCN adjusted incentive award fund equal to 137% (70/30 weighting) of the target award. Mr. Glancy's actual award, based on his and the Company's performance, was $500,000 or 87% of his 1995 base salary.

          In 1994, the Annual Performance Plan for executives was expanded to include all MCN Corporate staff and MCNIC employees. Employees are eligible to receive awards using the same funding criteria as executives. MichCon non-executive employees including a majority of those covered by Collective Bargaining Agreements continue to participate in the MichCon Employee Incentive Program introduced in 1993. Awards under this program are paid on the basis of overall Company financial and operating performance.

          As a result of the overall compensation review of the market, the Committee, in 1996, adjusted the target award opportunity for the Chairman & CEO to 60% of base salary. Target awards for other MCN and MCNIC executives were also raised five percentage points and range from 20% to 55% of base salary.

          LONG-TERM INCENTIVES ("PERFORMANCE UNIT PLAN") -- In late 1992, the Company redesigned its Long-Term Incentive Program to encourage a more strategic focus on long-term performance from a shareholder perspective, to place a larger portion of long-term incentives at-risk and increase the retention of stock issued under the plan.

          This program awards performance units to executives based on total shareholder return covering a six-year period, as compared to a peer group of companies. This period is divided into two parts. The first three years determines the initial grant of performance units. Participants receive dividend equivalents on the performance units during the subsequent three-year period. The initial grant is adjusted upward or downward based upon performance over the subsequent three-year period. The final award, if any, will be paid 50% in cash and 50% in stock that must be retained, except for extraordinary circumstances, while the participant is an employee of the Company. Both the initial grant and the final award are based on MCN's performance ranking within its peer group using the following:

        PERFORMANCE
          RANKING                                PERCENT OF
        (QUARTILE)                                 AWARD
        -----------                            --------------
                                                125% - 200%
        First.............................
                                                 75% - 150%
        Second............................
                                                 25% - 100%
        Third.............................
                                                 0% -  50%
        Fourth............................

          Individual standard awards are based on the impact of the executive's position to corporate success and to the size of the standard grant (at current market value) compared to base salary to achieve an appropriate market-based relationship between base pay and incentive opportunity. In 1996, the standard award levels for executives were adjusted to focus on the value of the award as percent of pay versus a standard range of units. This change was necessary because the increasing value of Company stock did not provide an appropriate match between the standard units and the marketplace for long-term awards. The standard award for the Chairman & CEO is now set at 75% of base pay. In 1996 this equated to 18,650 Performance Units for Mr. Glancy.

          Because of MCN's continuing transition to a diversified energy company the Committee approved a change in the companies comprising the peer group. Seven companies which derive most of their operating revenues from regulated utility operations were replaced with companies that have a business mix more closely aligned with MCN's. The old peer group will continue to be used as the basis for issuing final awards for Performance Units initially granted in 1994 and 1995. The new peer group will be used as the basis for issuing final awards for Performance Units initially granted in 1996 and after. The companies included in the respective peer groups are identified below:

                OLD PEER GROUP                          NEW PEER GROUP
                --------------                          --------------
                Atlanta Gas Light                       Brooklyn Union Gas Company
                Brooklyn Union Gas Company              CMS Energy Corp.
                CMS Energy Corp.                        Columbia Gas System
                Columbia Gas System                     Consolidated Natural Gas
                Consolidated Natural Gas                Enron Corporation
                DTE Energy Company (Detroit Edison)     Enserch Corporation
                Equitable Resources                     Equitable Resources
                Laclede Gas Company                     K N Energy
                National Fuel Gas                       National Fuel Gas
                NICOR Inc.                              NorAm Energy Corp. (Arkla)
                NorAm Energy Corp. (Arkla)              PanEnergy Corp.
                Peoples Energy Company                  Questar Corporation
                Southwest Gas Corp.                     Southwestern Energy Co.
                Washington Gas Light                    The Williams Companies
                WICOR Inc.                              WICOR Inc.

          For the three-year period 1993-1995, MCN's total return to shareholders was 82.5% which placed the Company second in the existing peer group (third in the new peer group). Using the program guidelines above and considering MCN's ranking, the Committee granted awards at 195% of the standard award level. For Mr. Glancy the Committee granted 36,368 performance units. These units may as much as double or be forfeited completely based on how MCN's total shareholder return compares to peer companies using the above scale for the 1996-1998 period.

          The Performance Units initially granted in February 1993 vested in February 1996. Although the Company finished second in the existing peer group for the 1993-1995 period, for the entire 1990-1995 performance cycle MCN finished first in the peer group with a total shareholder return of 185.6%. This was over 77 percentage points higher than the next closest company. During this same six year period, MCN's total market capitalization increased by more than $1 billion (184%). Based on that performance, the Committee adjusted the initial units granted by 200% to determine the final awards. The final awards were paid out 50% in cash and 50% in shares of MCN stock.

TREATMENT OF INDIVIDUAL EXECUTIVE'S COMPENSATION EXCEEDING $1 MILLION ANNUALLY

     In 1994, the Company adopted a plan requiring covered executives whose total compensation in any calendar year exceeded the $1 million limitation on deductibility set forth on Section 162(m) of the Internal Revenue Code of 1986 to defer the excess until he or she leaves the Company. This excess amount is placed in an account in which the value is adjusted in terms of MCN Common Stock at prevailing market prices. Executives receive dividend equivalents on 50% of the common stock units deferred.

CONCLUSION

     We believe that MCN's Executive Compensation programs closely align each executive's total compensation potential with individual and Company performance as well as shareholder returns, while providing a balanced compensation mix between base pay and incentives that is based on market and performance factors. We believe these compensation programs will allow MCN to attract, retain and motivate executive employees. It is the Compensation Committee's intent to ensure that this alignment continues into the future and to review and refine the Company's pay and incentive programs to reflect this objective.

THE COMPENSATION COMMITTEE

Dale A. Johnson, Chairman
Thomas H. Jeffs II
Helen O. Petrauskas

PERFORMANCE GRAPH

                    COMPARISON OF $100 INVESTED IN MCN STOCK
                              SINCE DECEMBER 1990
                           WITH DIVIDENDS REINVESTED


                                   [GRAPH CHART]


                                                                    OLD             NEW
DATE              MCN           S&P 500         S&P UTILITY      PEER GROUP      PEER GROUP
----              ---           -------         -----------      ----------      ----------
12/90             $100.00       $100.00         $100.00          $100.00         $100.00
12/91             $122.18       $130.47         $114.73          $102.34         $102.50
12/92             $165.42       $140.41         $124.08          $115.56         $123.73
12/93             $195.89       $154.57         $142.02          $130.83         $157.42
12/94             $212.31       $156.61         $130.65          $116.02         $150.85
12/95             $287.25       $215.46         $185.35          $163.86         $213.37

-------------------------
(1) The above graph compares the performance of MCN Corporation with that of a broad equity market index, the S&P 500 Composite, and a published industry specific index, the S&P Utilities Composite. Also included is the performance of the old peer group of companies currently used in connection with the Company's Performance Unit Plan. In 1996, the Company will change to the new peer group of companies to be used in connection with its Performance Unit Plan to better reflect its current business mix. (See the discussion of peer groups and award periods on page 22.)

    In addition, due to the Company's business mix, it will no longer compare itself to the S&P Utilities Composite after this year.

(2) The returns for each company included in the peer group are weighted according to the company's stock market capitalization at the beginning of each month.

PROPOSAL 2 -- SELECTION OF AUDITORS

     The MCN Board has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of MCN and its subsidiaries for the year ending December 31, 1996 and is submitting its choice for ratification by shareholders. Deloitte & Touche LLP, or its predecessors, has served as MCN's auditors since 1988 and MichCon's auditors since 1986. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions. If the appointment is not ratified, the MCN Board will appoint another firm as the independent auditors for the year ending December 31, 1996.

     THE MCN BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1996.

OTHER PROXY MATTERS

VOTING

     Michigan law and the Company's bylaws require the presence of a quorum for the annual meeting, defined here as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholders approval. The director nominees must receive a plurality of the votes cast at the meeting; therefore, abstentions will not affect the election of directors. The selection of the Company's auditors must be approved by a majority of the votes cast at the meeting; therefore, abstentions will not affect the selection of the Company's auditors.

     Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares on behalf of their customers (shares held in street name), have the authority to vote on certain items when they have not received instructions from beneficial owners. However, brokers are not authorized to vote on "non-routine" matters if they do not receive instructions from beneficial owners ("Broker Non-votes"). Under NYSE rules, all the matters presently before the meeting are "routine" matters, therefore brokers holding shares in street name for their customers may vote, in their discretion, on behalf of any customer who does not furnish voting instructions. If a "non-routine" matter comes before the meeting, Broker Non-votes will not be treated as votes cast in determining the outcome of the vote.

COST OF SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by MCN and the solicitation will be made by use of the mails, personally or by telephone or telegraph by officers, directors and regular employees of MCN and its subsidiaries who will not be additionally compensated therefor. The firm of Corporate Investor Communications, Inc. has been retained to assist with the solicitation of broker and nominee Proxies at a cost of approximately $6,000. MCN will also reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses incurred by them in forwarding the Proxy material to the beneficial owners of MCN Common Stock.

FILINGS UNDER SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, chief financial officer, chief accounting officer and directors to file reports with the Securities and Exchange Commission ("SEC") of ownership and changes in ownership of the

Company's equity securities. Patrick Zurlinden was named Chief Accounting Officer of MCN on June 24, 1993. The aforementioned reports for Mr. Zurlinden were not filed in a timely manner. Subsequently, reports for Mr. Zurlinden's initial holdings, along with all his purchases, which were limited to those made through the Company's Savings Plan and its Dividend Reinvestment Plan, of 370 shares in 1993 and 685 shares in 1994, were filed in May 1995.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in MCN's 1997 proxy statement for presentation at the 1997 Annual Meeting of Shareholders must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226, no later than November 4, 1996. Other shareholder proposals concerning business to be conducted at MCN's annual meeting must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226 not earlier than January 25, 1997 nor later than February 24, 1997.

500 Griswold Street
Detroit, Michigan 48226

/X/ Please mark your votes as in this example.                          4769

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all of the Board of Directors' nominees and "FOR" proposal 2.

       The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors        FOR          WITHHELD           FOR ALL EXCEPT
                                / /             / /             / /

NOMINEES:
STEPHEN E. EWING, ROGER FRIDHOLM, HELEN O. PETRAUSKAS AND BILL M. THOMPSON

IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE(S) NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. Ratification of appointment of Deloitte      FOR     AGAINST     ABSTAIN
   & Touche LLP as independent auditors         / /       / /         / /
   for the year ending December 31, 1996.

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournments.

   Mark box at right to request that an Attendance Card to the        / /
   Annual Meeting be sent to you.

   Mark box at right if comments have been noted on the               / /
   reverse side of this card.


                Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                ---------------------------------------------------------------

                ---------------------------------------------------------------
                SIGNATURE(S)                                            DATE

--------------------------------------------------------------------------------
                                                 FOLD AND DETACH HERE

                                  [MCN LOGO]
                                 500 GRISWOLD
                           DETROIT, MICHIGAN 48226

Dear Shareholder:

Your vote is very important to the successful conduct of the company's business. I strongly encourage you to exercise your right to vote your shares. We must receive your vote prior to the Annual Meeting of Shareholders on April 25, 1996.

Please mark the boxes on the proxy card to indicate how you wish to vote your shares. Then sign, date and detach the card and return it in the enclosed postage-paid envelope. If you expect to attend the Annual Meeting, please mark the appropriate box above and an Attendance Card will be mailed to you prior to the meeting.

We look forward to meeting you if you are able to attend the Annual Meeting and thank you for promptly returning your proxy card.

Sincerely,


A. R. Glancy III
Alfred R. Glancy III
Chairman, President
& Chief Executive Officer

PROXY
                            [MCN CORPORATION LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCN CORPORATION

The undersigned, having received the proxy soliciting material relative to the Annual Meeting, hereby (i) appoints Alfred R. Glancy III, William K. McCrackin and Daniel L. Schiffer, or any one of them, as Proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of MCN Corporation owned of record by the undersigned, and (ii) directs Putnam Fiduciary Trust Company, Trustee under the MichCon Savings and Stock Ownership Plan and Trustee under the MichCon Investment and Stock Ownership Plan, to vote in person or by proxy all shares of Common Stock of MCN Corporation allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 1996 Annual Meeting of Shareholders to be held at the Company's Headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold, Detroit, Michigan on April 25, 1996 at 1:00 p.m. Eastern Daylight Savings Time, and any adjournments, unless otherwise specified herein. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting, and are further authorized to vote on other matters which may properly come before the 1996 Annual Meeting and any adjournments.

                          DO YOU HAVE ANY COMMENTS?


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